Exhibit 3.2

BY-LAWS

OF

C. H. ROBINSON WORLDWIDE, INC.

(Amended and Restated January 24, 2022)

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of C. H. Robinson Worldwide, Inc., in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent in charge thereof shall be The Corporation Trust Company.

Section 1.02. Other Offices. The corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. Place of Meetings. Each meeting of the stockholders of the corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the board of directors and specified in the notice of said meeting.

Section 2.02. Annual Meetings. The annual meeting of the stockholders for the transaction of such business as may properly come before the meeting shall be held at such place, date and hour as shall be determined by the board of directors.

Section 2.03. Special Meetings. A special meeting of the stockholders for any purposes may be called at any time by the board of directors or the chief executive officer.

Section 2.04. Notice of Annual and Special Meetings. Written notice of the annual and any special meetings of the stockholders, stating the place, date and hour of the meeting, and for special meetings the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, either personally, by mail or by electronic communication, not less than ten, nor more than sixty, days before the date of the meeting.

Section 2.05. Business at Annual and Special Meetings. The business to be transacted at any annual or special meeting of stockholders (other than the nomination and election of directors, which is governed by Section 3.02) shall be limited to business which is properly brought before the meeting. For the purposes of these by-laws, “properly brought before the meeting” shall mean (i) the business which is specified in the notice of the meeting given by the board of directors, (ii) otherwise brought before the meeting by order of the board of directors or (iii) otherwise properly brought before an annual meeting by a stockholder. In order for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting, either by personal delivery or by United States mail, postage pre-paid, to the secretary of the corporation no later than ninety days prior to the anniversary date of the immediately preceding annual meeting. If, however, the date of the annual meeting is more than thirty days before or after such anniversary date, notice by a stockholder is timely only if delivered not less than ninety days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Furthermore, such stockholder must be a stockholder of record at the time of the meeting. Each such notice shall set forth: (a) the name and address of the stockholder providing the notice and of any beneficial owners on whose behalf the matter is proposed to be presented at the meeting; (b) the number of shares of the corporation entitled to vote at such meeting held by the stockholder or any such beneficial owner; (c) a representation that the stockholder is a holder of record of stock of the corporation at the time of giving such notice and is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (d) a description of each item of business desired to be brought before the meeting and the reasons therefor; (e) such other information regarding the business proposed by such stockholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”); (f) a representation as to the stockholder’s or any such beneficial owner’s material interest in the business being proposed; and (g) (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by the stockholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned beneficially by such stockholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest in any security of the corporation (for purposes of these by-laws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any such beneficial owner’s immediate family sharing the same household (which information shall be updated by such stockholder not later than ten days after the record date for the meeting to disclose such ownership as of the record date). The presiding officer of the meeting shall refuse to acknowledge any business proposed to be brought before a meeting not made in compliance with the foregoing procedure. For purposes of this Section 2.05 and of Sections 3.02 and 3.03, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when contained in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) when given as the notice of the meeting pursuant to Section 2.04. Nothing in this Section 2.05 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.06. Quorum and Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which the quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.07. Required Vote. When a quorum is present at any meeting:

(a) The vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Certificate of Incorporation, or these by-laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

(b) Subject to the rights, if any, of the holders of one or more series of Preferred Stock, voting separately by series to elect directors in accordance with the terms of such Preferred Stock, each director shall be elected by the vote of a majority of the votes cast with respect to the director at a meeting of stockholders called for such purpose. For purposes of this Section 2.07(b), “a majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. If a nominee for director is not elected and the nominee is an incumbent director, the director shall promptly tender his or her resignation to the board of directors, subject to acceptance by the board of directors. The Governance Committee (or the committee tasked with the responsibilities of the type held by such a committee) will make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors will act on the Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the Governance Committee or the decision of the board of directors with respect to his or her resignation.

(c) Notwithstanding Section 2.07(b), directors shall be elected by a plurality of the voting power present in person or represented by proxy at any such meeting for which the number of nominees (other than nominees withdrawn on or before the day preceding the date the corporation first mails its notice for such meeting to the stockholders) exceeds the number of directors to be elected.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. General Powers. The business, property and affairs of the corporation shall be managed under the direction of the board of directors.

Section 3.02. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 3.02 or Section 3.03 are eligible for election as directors. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (i), with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or after such anniversary date, notice by a stockholder is timely if delivered not less than ninety days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting and (ii), with respect to the election to be held at a special meeting of stockholders for the election of directors, not less than ninety days before the meeting or, if later, within ten days after the first public announcement of the date of the meeting. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a stockholder’s notice as described above. Furthermore, such stockholder must be a stockholder of record at the time of the meeting. Each such notice shall set forth (a) the name and address of the stockholder providing the notice and of any beneficial owner on whose behalf the nomination is made and of the person or persons to be nominated; (b) the number of shares of the corporation entitled to vote at such meeting held by such stockholder or any such beneficial owner; (c) a representation that such stockholder is a holder of record of stock of the corporation at the time of giving such notice and is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder or any such beneficial owner and each nominee; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC whether or not the stockholder wishes to have the nominations and nominees included in the corporation’s proxy statement pursuant to Regulation 14A; (f) the written consent of each nominee to serve as a director of the corporation if so elected; and (g) the information called for by Section 2.05(g) with respect to such stockholder and any such beneficial owner. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3.03 Proxy Access for Director Nominations. (a) Inclusion of Nominee in Proxy Statement. Subject to the terms and conditions of these by-laws, whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, the corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by the board of directors or a committee thereof, the name, together with the Required Information (as defined below), of any nominee for election or reelection to the board of directors delivered pursuant to this Section 3.03 (a “Stockholder Nominee”) who satisfies the eligibility requirements herein (subject to the maximum number established pursuant to Section 3.03(k)), and who is identified in a timely and proper notice pursuant to this Section 3.03 (the “Stockholder Notice”) that is given by a stockholder on behalf of one or more stockholders or beneficial owners that:

(i)

expressly elect at the time of the delivery of the Stockholder Notice to have such Stockholder Nominee included in the corporation’s proxy materials for such annual meeting pursuant to this Section 3.03;

(ii)

Own and have Owned (each as defined below) continuously for at least three years a number of shares that represents at least three percent (the “Required Shares”) of the outstanding shares of the corporation’s common stock (the “Common Stock”) as of (A) the date on which the Stockholder Notice is delivered to the Secretary of the corporation at the principal executive offices of the corporation and in accordance with this Section 3.03, (B) the record date for determining stockholders entitled to vote at the annual meeting, and (C) the date of the annual meeting; and

(iii)	satisfy such additional requirements in these by-laws (an “Eligible Stockholder”).

(b) Eligible Stockholder. For purposes of qualifying as an Eligible Stockholder and satisfying the Ownership requirements under Section 3.03(a):

(i)

the outstanding shares of Common Stock Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has Owned continuously for at least three years as of (A) the date on which the Stockholder Notice is delivered to the corporation in accordance with this Section 3.03, (B) the record date for determining stockholders entitled to vote at the annual meeting, and (C) the date of the annual meeting, may be aggregated, provided that the number of stockholders and beneficial owners whose Ownership of shares is aggregated for such purpose shall not exceed twenty and that any and all requirements and obligations for an Eligible Stockholder set forth in this Section 3.03 are satisfied by and as to each such stockholder and beneficial owner (except as noted with respect to aggregation or as otherwise provided in Section 3.03(c));

(ii)

For this purpose, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one stockholder or beneficial owner; and

(iii)

No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder under this Section 3.03(b). If a group of stockholders aggregates Ownership of shares in order to meet the requirements under this Section 3.03(b), (A) all shares held by each stockholder constituting their contribution to the foregoing three percent threshold must have been held by that stockholder continuously for at least three years and through the date of the annual meeting, and evidence of such continuous Ownership shall be provided as specified in Section 3.03(e), (B) each provision in this Section 3.03 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent Ownership requirement of the Required Shares definition), (C) a breach of any obligation, agreement or representation under this Section 3.03 by any member of such group shall be deemed a breach by the Eligible Stockholder, and (D) such Ownership shall be determined by aggregating the lowest number of shares continuously Owned by each such stockholder during the required holding period and the Stockholder Notice must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during such period.

(c) Ownership. For purposes of this Section 3.03:

(i)

A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Common Stock of the corporation as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such person or any of its affiliates for any purposes, (3) purchased by such person or any of its affiliates pursuant to an agreement to resell, or (4) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such person or its affiliate.

(ii)

A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s Ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five business days’ notice and such shares are recalled prior to the final date on which the Stockholder Notice would be timely pursuant to Section 3.03(f) or (B) the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii)

The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of Common Stock are “Owned” for purposes of this Section 3.03 shall be determined by the board of directors or any committee thereof, which determination shall be conclusive and binding on the corporation and its stockholders. For purposes of this Section 3.03, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the SEC promulgated under the Exchange Act.

(d) Required Information. For purposes of this Section 3.03, the “Required Information” that the corporation will include in its proxy statement is:

(i)

The information concerning each Stockholder Nominee and the applicable Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii)

If the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed five hundred words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”); provided that only one Statement may be submitted by any Eligible Stockholder, including any group of stockholders together constituting an Eligible Stockholder.

Notwithstanding anything to the contrary contained in this Section 3.03, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3.03 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(e) Information to be Provided by Eligible Stockholder. The Stockholder Notice shall set forth all information and representations that would be required to be set forth in a stockholder’s nomination pursuant to Section 3.02 of these by-laws, and in addition shall include:

(i)	a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Rule 14a-18 of the Exchange Act (as such rule may be amended);

(ii)

the written agreement of the Eligible Stockholder (in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties:

(A)

setting forth and certifying to the number of shares of Common Stock it Owns and has Owned continuously for at least three years as of the date of the Stockholder Notice and stating its present intention to continue to Own such shares through the annual meeting of stockholders;

(B)

the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries as required under this Section 3.03 verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case through and as of the business day immediately preceding the date of the annual meeting;

(C)

the Eligible Stockholder’s representation and warranty (1) that the Eligible Stockholder (v) acquired the Required Shares in the ordinary course of business and not with the intent or effect of changing or influencing control at the corporation, and does not presently have any such intent, (w) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 3.03, (x) has not engaged and will not engage in, and has not been and will not be a “participant” (as defined in Item 4 of Exchange Act Schedule 14A) in, a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (y) has not distributed and will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation, and (z) will Own the Required Shares through the date of the annual meeting, and (2) that the facts, statements and other information in all communications by the Eligible Stockholder with the corporation and its stockholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(D)

the Eligible Stockholder’s agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.03, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described below in Section 3.03(g)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, (5) provide to the corporation immediate notice if the Eligible Stockholder ceases to Own any of the Required Shares prior to the annual meeting, and (6) provide to the corporation prior to the annual meeting such additional information as necessary or reasonably requested by the corporation; and

(iii)

In the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f) Delivery of Stockholder Notice. To be timely under this Section 3.03, the Stockholder Notice must be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth calendar day nor earlier than the one hundred fiftieth calendar day prior to the first anniversary of the date that the corporation distributed its proxy materials to stockholders for the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty calendar days before or more than sixty calendar days after the anniversary date of the prior year’s annual meeting of stockholders, the Stockholder Notice will be timely if so delivered not earlier than one hundred fifty calendar days prior to such annual meeting and not later than the close of business on the later of one hundred twenty calendar days prior to such annual meeting or the tenth calendar day following the date on which public announcement (as defined in Section 2.05) of the date of such meeting is first made by the corporation. In no event shall an adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Stockholder Notice.

(g) Undertaking by Eligible Stockholder. An Eligible Stockholder must:

(i)

within five business days after the date of the Stockholder Notice, provide to the corporation one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this Section 3.03;

(ii)	include in the Schedule 14N filed with the SEC a statement certifying that it Owns and has Owned the Required Shares in compliance with this Section 3.03;

(iii)

file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(iv)

as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds satisfy Section 3.03(b).

The information provided pursuant to this Section 3.03(g) shall be deemed part of the Stockholder Notice for purposes of this Section 3.03.

(h) Representations and Agreement of the Stockholder Nominee. Within the time period prescribed in Section 3.03(f) for delivery of the Stockholder Notice, the Eligible Stockholder must also deliver to the corporation a written representation and agreement (which shall be deemed part of the Stockholder Notice for purposes of this Section 3.03) signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:

(i)

is not and will not become a party to (A) any voting commitment that has not been disclosed to the corporation, or (B) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law;

(ii)

is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the corporation; and

(iii)

if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule, regulation or listing requirement.

At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and provide to the corporation such other information as it may reasonably request. The corporation may request such additional information (A) as necessary to permit the board of directors or any committee thereof to determine if such

Stockholder Nominee is independent under the listing standards of any United States exchange upon which the Common Stock is listed, any rules of the SEC applicable to directors serving on the board of directors or any committee thereof and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Stockholder Nominee to serve as a director of the corporation, or (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of each Stockholder Nominee.

(i) True, Correct and Complete Information. In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification and/or information shall not be deemed to cure any such defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 3.03. In addition, any person providing any information to the corporation pursuant to this Section 3.03 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting and as of the date that is ten business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than five business days after the later of the record date for the annual meeting and the date on which the record date is first publicly disclosed by the corporation (in the case of any update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of the date that is ten business days prior to the annual meeting).

(j) Disqualifications. Notwithstanding anything to the contrary set forth herein, if (i) the corporation receives notice (whether or not subsequently withdrawn) that a stockholder has nominated any person for election to the board of directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3.02 of these by-laws, (ii) an Eligible Stockholder who has nominated a Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” (as defined in Item 4 of Exchange Act Schedule 14A) in another person’s, “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a nominee of the board of directors, (iii) a Stockholder Nominee is determined not to satisfy the eligibility requirements of this Section 3.03 or any other provision of the Certificate of Incorporation, by-laws, corporate governance guidelines or other applicable regulation at any time before the annual meeting, (iv) the election of a Stockholder Nominee to the board of directors would cause the corporation to be in violation of the Certificate of Incorporation, by-laws, or any applicable state or federal law, rule, regulation or listing standard,

(v) a Stockholder Nominee (A) is not independent under the Applicable Independence Standards, (B) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (E) dies, becomes disabled or otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 3.03 or unavailable for election at the annual meeting, (vi) a Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its or their obligations, agreements or representations, or fails to comply with its or their obligations pursuant to this Section 3.03, including by providing information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, or (vii) the applicable Eligible Stockholder otherwise ceases to be an Eligible Stockholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable annual meeting of stockholders, in each case as determined by the board of directors, any committee thereof or the person presiding at the annual meeting, then (x) the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the board of directors or the person presiding at the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 3.03, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(k) Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 3.03 with respect to a particular annual meeting shall not exceed the greater of (i) two or (ii) twenty percent of the number of directors in office as of the last day on which a Stockholder Notice may be delivered with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below twenty percent; provided, however, that this number shall be reduced by:

(A)

any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 3.03, but either is subsequently withdrawn or that the board of directors decides to nominate as a nominee of the board of directors;

(B)

the number of incumbent directors who were Stockholder Nominees at any of the preceding two annual meetings (including any individual covered under clause (A) above) and whose election at the upcoming annual meeting is being recommended by the board of directors; and

(C)

the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Common Stock, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (C) who at the time of such annual meeting will have served as a director continuously, as a nominee of the board of directors, for at least two annual terms.

If the board of directors resolves to reduce the size of the board of directors effective on or prior to the date of the annual meeting, then the maximum number of Stockholder Nominees shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.03 exceeds the maximum number of Stockholder Nominees as determined under this Section 3.03, the corporation shall determine which Stockholder Nominees shall be included in the corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. If any such Stockholder Nominee is thereafter (1) nominated by the board of directors, (2) not included in the corporation’s proxy materials for any reason (including, without limitation, any determination that such Eligible Stockholder or Stockholder Nominee does not satisfy the requirements in this Section 3.03) or (3) not submitted for director election for any reason (including, without limitation, the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 3.03), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(l) Disqualified Stockholder Nominee. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for failure to comply with any provision of these by-laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or did not receive, after being included in the proxy materials, at least twenty-five percent of the votes cast “for” the Stockholder Nominee’s election in the prior year’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.03 for the next two annual meetings.

(m) Authority of the Board of Directors. The board of directors (and any other person or body authorized by the board of directors) shall have the power and authority to interpret this Section 3.03 and to make any and all determinations necessary or advisable to apply this Section 3.03 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Stockholder Notice complies with this Section 3.03 and has otherwise met the requirements of this Section 3.03, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 3.03, and (iv) whether any and all requirements of this Section 3.03 (or any other applicable requirements of these by-laws) have been satisfied. Any such interpretation or determination adopted in good faith by the board of directors (or any other person or body authorized by the board of directors) shall be binding on all persons, including the corporation and its stockholders (including any beneficial owners).

(n) Exclusive Method. This Section 3.03 shall be the exclusive method for stockholders of the corporation to include nominees for director election in the corporation’s proxy materials for an annual meeting of stockholders.

Section 3.04. Quorum and Manner of Acting. One-half in number of the directors in office at the time, but not less than three, shall constitute a quorum for the transaction of business at any meeting. If the number of directors in office at the time is not evenly divisible by two, any resulting fraction shall be rounded upwards to the next whole number in calculation of the quorum number. Except as otherwise required by the Certificate of Incorporation or these by-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the board of directors. In the absence of a quorum at any meeting of the Board, such meeting need not be held, or a majority of the directors present thereat or, if no director is present, the secretary, may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

Section 3.05. Place of Meetings. The board of directors may hold meetings at such place or places within or without the State of Delaware, or by remote communication, as the board of directors may from time to time determine.

Section 3.06. Annual Meeting. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual meeting of stockholders. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the board of directors.

Section 3.07. Regular Meeting. Regular meetings of the board of directors shall be held at such places and at such times as the board of directors shall from time to time determine. Notice of regular meetings of the board of directors need not be given.

Section 3.08. Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, the chief executive officer or any two of the directors. Notice of each such meeting shall be sent to him or her by mail, facsimile, electronic or similar means, or be delivered personally or by telephone, at least two days before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by facsimile, electronic or similar means, or by mail, whether before or after such meeting shall be held, or if he or she shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.

Section 3.09. Chairman of the Board. The board of directors may elect or appoint from its members a chairman of the board who shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed from time to time by the board of directors.

Section 3.10. Organization. At each meeting of the board of directors, the chairman of the board, or in the absence of the chairman of the board, the chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, any director chosen by a majority of the directors present thereat, shall preside. The secretary, or in his or her absence an assistant secretary of the corporation, or in the absence of the secretary and all assistant secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 3.11. Order of Business. At all meetings of the board of directors business shall be transacted in the order determined by the board of directors.

Section 3.12. Action by Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board of directors or such committee.

Section 3.13. Telephone, etc. Meetings. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute the presence of such person at such meeting.

Section 3.14. Resignation. Any director of the corporation may resign at any time by giving written notice of his or her resignation to the chairman of the board, the chief executive officer or the secretary of the corporation. Such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when received. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.15. Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the corporation such compensation per annum or for attendance at directors’ and committee meetings, or both, as the board of directors shall from time to time determine. The board of directors may likewise provide that the corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account to his or her attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

Section 3.16. Indemnification of Directors and Officers. The corporation shall indemnify its directors and officers in the manner and to the extent provided in the Certificate of Incorporation.

Section 3.17. Super-Majority. Subject to Article IV of the Certificate of Incorporation, without the approval of 66-2/3% of all “Disinterested Directors” (to the extent that the application of such percentage results in a fractional number, rounded up to the nearest whole number of directors) the corporation shall not and it shall not permit any subsidiary of the corporation to:

(a) Acquire, consolidate with or merge into another person or entity, if the aggregate consideration for such transaction exceeds $50 million, except that any subsidiary may consolidate with or merge into the corporation or wholly owned subsidiary of the corporation under the provisions of Section 253 of Delaware Law (as defined in the Certificate of Incorporation).

(b) Convey, transfer, lease or otherwise dispose of assets or properties of the corporation, or any of its subsidiaries, if the aggregate consideration exceeds $50 million, except that any subsidiary of the corporation may at any time, or from time to time, convey, transfer, lease or otherwise dispose of all or any of its properties and assets to the corporation or any wholly owned subsidiary of the corporation and except that the corporation may at any time, or from time to time, convey, transfer, lease or otherwise dispose of all or any of its properties and assets to any wholly owned subsidiary of the corporation.

(c) Make any recommendation to the stockholders with respect to a pending tender offer.

(d) Issue, sell, assign, pledge or otherwise dispose of any shares of, or any securities convertible into, Common Stock of the corporation or any subsidiaries of the corporation except that:

(i)	the corporation may issue up to 500,000 shares of Common Stock in any one transaction or series of related transactions, for any purpose authorized by the board including acquisitions;

(ii)

the corporation may sell or assign to any wholly owned subsidiary of the corporation, and any subsidiary of the corporation may issue, sell, assign, pledge or otherwise dispose of to the corporation or any wholly owned subsidiary of the corporation, shares of or any warrants, rights or options to acquire any securities convertible into, stock of any subsidiary;

(iii)	the corporation may issue shares in connection with stock option plans and other stock-based plans approved by the stockholders and administered by the board of directors; and

(iv)

any subsidiary may issue, sell, assign, pledge or otherwise dispose of any (a) shares of, or any warrants, rights or options to acquire any securities convertible into, stock of such subsidiary, or any other assets or property of such subsidiary.

(e) Increase the size of the board of directors.

(f) Agree to do any of the foregoing.

(g) Amend this Section 3.17.

For purposes of this Section 3.17, a “Disinterested Director” shall mean any director who does not have a financial interest in the outcome of such vote (other than as a stockholder of the corporation). Notwithstanding the foregoing, the term Disinterested Director shall not include any director who has an interest in the outcome of the vote if such director is an employee of the corporation (“Management Director”), and (i) the transaction giving rise to the vote is an acquisition, merger or consolidation of the corporation (or any subsidiary) with or by a person or entity which is not affiliated with such Management Director (before completion of such transaction), (ii) such Management Director has not initiated discussions concerning such transaction with such person or entity and (iii) such person or entity has not, at the time of such vote, entered into management equity or employment arrangements with such Management Director; provided, however, the foregoing shall not be deemed to prohibit such Management Director from entering into customary management equity and employment arrangements after the vote to facilitate completion of such transaction.

ARTICLE IV

COMMITTEES

The board of directors may, by resolution or resolutions passed by a majority of the full board of directors, designate one or more committees, each such committee to consist of one or more directors of the corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of all the members of any such committee may determine its actions and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE V

OFFICERS

Section 5.01. Number. The principal officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, one or more vice presidents (the number thereof to be determined by the board of directors and one or more of whom may be designated as executive or senior vice presidents), a secretary and a treasurer. In addition, there may be such subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 5.03. Any two or more offices may be held by the same person. The offices of the corporation for which officers may be elected shall be set forth, from time to time, by resolution of the board of directors.

Section 5.02. Election, Qualifications and Term of Office. Each officer of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.03, shall be elected by the board of directors from time to time, and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner herein provided.

Section 5.03. Other Officers. The corporation may have such other subordinate officers, agents and employees as the chief executive officer may deem necessary, including one or more assistant secretaries, one or more assistant treasurers, a controller and one or more assistant controllers, each of whom shall hold office for such period, have such authority, and perform such duties as the chief executive officer may from time to time determine.

Section 5.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the full board of directors or, except in case of any officer elected by the board of directors, by the chief executive officer. Such removal from office shall not affect any rights which such removed officer may have under any employment or stockholder agreement.

Section 5.05. Resignation. Any officer may resign at any time by giving written notice to the board of directors or to the chief executive officer. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the board of directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these by-laws for regular election or appointment to such office.

Section 5.07. Chief Executive Officer. The chief executive officer shall have general supervisory management over the business of the corporation, shall report to the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect, all subject to the general control of the board of directors.

Section 5.08. President. The president shall be responsible for the active management of the business of the corporation, shall perform such other duties as may be prescribed by the board of directors or the chief executive officer and shall have authority to execute such contracts and take such actions required in connection therewith. In the absence of the chief executive officer for any reason, including the failure of the board of directors to elect a chief executive officer, or in the event of the chief executive officer’s inability or refusal to act, the president or any vice president designated by the board shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

Section 5.09. Vice President. The vice president or, if there be more than one, the vice presidents, in the order determined by the board of directors (or if there is no such determination, then in the order of their election), shall, in the absence of the president for any reason, including the failure of the board of directors to elect a president or in the event of the president’s inability or refusal to act, perform the duties of the president, and, when so acting, have all the powers of, and be subject to all of the restrictions upon, the president. The vice president shall perform such other duties and have such other powers as the board of directors or the chief executive officer may from time to time prescribe.

Section 5.10. Secretary. The secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the board of directors and all committees of which a secretary shall not have been appointed, shall see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; shall be custodian of all corporate records (other than financial); shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties as may, from time to time, be assigned to him or her by the board of directors or the chief executive officer.

Section 5.11. Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary for any reason, including the failure of the board of directors to elect a secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and perform such other duties and have such other powers as the board of directors or president may from time to time prescribe. Any assistant secretary shall have authority to attest by his or her signature to the same extent as the secretary.

Section 5.12. Treasurer. The treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation, and shall deposit all such funds to the credit of the corporation in such banks, trust companies or other depositories as shall selected in accordance with the provisions of these by-laws; shall disburse the funds of the corporation as may be ordered by the board of directors, making proper vouchers for such disbursements, and shall render to the board of directors, whenever the board may require him or her so to do, and shall present at the annual meeting of the stockholders a statement of all his or her transactions as treasurer; and, in general, shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the board of directors or the chief executive officer.

Section 5.13. Assistant Treasurer. The assistant treasurer, or if there be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer, for any reason, including the failure of the board of directors to elect a treasurer, or the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer, and perform such other duties and have such other powers as the board of directors and president may from time to time prescribe.

Section 5.14 Compensation. The compensation of the officers shall be fixed from time to time by or in the manner prescribed by the board of directors, and none of such officers shall be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation. The application of this Section 5.14 shall not affect the right any officer may have regarding compensation under an employment agreement.

ARTICLE VI

AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these by-laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) (i) except for Section 3.17, by a majority vote of the shares represented and entitled to vote at such meeting and (ii) in the case of Section 3.17, by the affirmative vote of 66-2/3% of all of the shares outstanding. Subject to the Delaware Law, the Certificate of Incorporation and the provisions of Section 3.17 hereof, the board of directors may by a majority vote of all directors amend these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.